                                                                       EXHIBIT 9




                                PLEDGE AGREEMENT

                         Dated as of November [ ], 2001

                                      among

                             DUKE ENERGY CORPORATION

                          BANK ONE TRUST COMPANY, N.A.,
                      as Collateral Agent, Custodial Agent
                           and Securities Intermediary

                                       and

                            THE CHASE MANHATTAN BANK,
                           as Purchase Contract Agent

                                Table of Contents

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................2
         SECTION 1.1.   Definitions of Terms......................................................................2

ARTICLE II PLEDGE; CONTROL AND PERFECTION.........................................................................5
         SECTION 2.1.   The Pledge................................................................................5
         SECTION 2.2.   Control and Perfection....................................................................7

ARTICLE III DISTRIBUTIONS ON PLEDGED COLLATERAL...................................................................9

ARTICLE IV SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF SENIOR NOTES........................................10
         SECTION 4.1.   Substitution for Senior Notes and the Creation of Treasury Units.........................10
         SECTION 4.2.   Substitution of Treasury Securities and the Recreation of Corporate Units................11
         SECTION 4.3.   Termination Event........................................................................11
         SECTION 4.4.   Cash Settlement..........................................................................12
         SECTION 4.5.   Early Settlement.........................................................................13
         SECTION 4.6.   Application of Proceeds, Settlement......................................................13

ARTICLE V VOTING RIGHTS - SENIOR NOTES...........................................................................15
         SECTION 5.1.   Voting Rights - Senior Notes.............................................................15

ARTICLE VI RIGHTS AND REMEDIES; TAX EVENT REDEMPTION.............................................................16
         SECTION 6.1.   Rights and Remedies of the Collateral Agent..............................................16
         SECTION 6.2.   Tax Event Redemption.....................................................................17
         SECTION 6.3.   Initial Remarketing......................................................................17
         SECTION 6.4.   Substitutions............................................................................18

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS............................................................18
         SECTION 7.1.   Representations and Warranties...........................................................18
         SECTION 7.2.   Covenants................................................................................18

ARTICLE VIII THE COLLATERAL AGENT................................................................................19
         SECTION 8.1.   Appointment, Powers and Immunities.......................................................19
         SECTION 8.2.   Instructions of the Company..............................................................20
         SECTION 8.3.   Reliance.................................................................................20
         SECTION 8.4.   Rights in other Capacities...............................................................20
         SECTION 8.5.   Non-Reliance.............................................................................20
         SECTION 8.6.   Compensation and Indemnity...............................................................21
         SECTION 8.7.   Failure to Act...........................................................................21
         SECTION 8.8.   Resignation and Removal..................................................................22
         SECTION 8.9.   Right to Appoint Agent or Advisor........................................................23
         SECTION 8.10.   Survival................................................................................23

                                       i


         SECTION 8.11.   Exculpation.............................................................................23

ARTICLE IX AMENDMENT.............................................................................................23
         SECTION 9.1.   Amendment Without Consent of Holders.....................................................23
         SECTION 9.2.   Amendment with Consent of Holders........................................................23
         SECTION 9.3.   Execution of Amendments..................................................................24
         SECTION 9.4.   Effect of Amendments.....................................................................24
         SECTION 9.5.   Reference to Amendments..................................................................24

ARTICLE X MISCELLANEOUS..........................................................................................25
         SECTION 10.1.   No Waiver...............................................................................25
         SECTION 10.2.   Governing Law...........................................................................25
         SECTION 10.3.   Notices.................................................................................25
         SECTION 10.4.   Successors and Assigns..................................................................26
         SECTION 10.5.   Counterparts............................................................................26
         SECTION 10.6.   Severability............................................................................26
         SECTION 10.7.   Expenses, etc...........................................................................26
         SECTION 10.8.   Security Interest Absolute..............................................................26

EXHIBIT A           INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT.................................30

EXHIBIT B           INSTRUCTION TO PURCHASE CONTRACT AGENT.......................................................32

EXHIBIT C           INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING.........................................33

EXHIBIT D           INSTRUCTION TO CUSTODIAL AGENT REGARDING WITHDRAWAL FROM REMARKETING.........................36

     PLEDGE AGREEMENT, dated as of November [ ], 2001 (this "Agreement"), among Duke Energy Corporation, a North Carolina corporation (the "Company"), Bank One Trust Company, N.A., a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent for the Company (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) for the Purchase Contract Agent on behalf of the Holders (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Chase Manhattan Bank, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued [ ] Equity Units, Series B of the Company (or [ ] Equity Units, Series B if the Underwriters' overallotment option is exercised in full), having a stated amount of $25 (the "Stated Amount") per Equity Unit, Series B (the "Equity Units"); and

     WHEREAS, the Equity Units will initially consist of [ ] (or [ ] if the underwriters' overallotment option is exercised in full) Corporate Units, Series B (referred to as "Corporate Units") with a stated amount, per Corporate Unit, equal to the Stated Amount. Each Corporate Unit will initially consist of (a) a stock purchase contract (the "Purchase Contract") under which the holder will purchase from the Company not later than [ ] , 2004 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, no par value (the "Common Stock"), of the Company equal to the Settlement Rate (as defined below) and (b) beneficial ownership of a Senior Note (as defined below); and

     WHEREAS, if Holders of Corporate Units substitute collateral as contemplated by Section 4. 1, each Treasury Unit, Series B created thereby (referred to as "Treasury Units" and, together with the Corporate Units, the "Securities") will initially consist of (a) a Purchase Contract under which the Holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (b) a 1/40, or 2.5%, undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. [ ] ) having a principal amount at maturity equal to $1,000 and maturing on [ ] , 2004 (the "Treasury Securities"); and

     WHEREAS, pursuant to the terms of the Indenture (as defined below) Duke Capital Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Duke Capital") will issue $ [ ] aggregate principal amount of [ ] % Senior Notes due 2006 (or $ [ ] if the Underwriters' overallotment option is exercised) (the "Senior Notes"), each having a principal amount per Senior Note equal to $25; and

     WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Senior Notes, any Applicable Ownership Interest in the Treasury Portfolio and the Treasury
Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof; and

     WHEREAS, upon such pledge, the Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Pledged Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

     NOW THEREFORE, in consideration of the foregoing premises, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions of Terms. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (c) initially capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Purchase Contract Agreement; and

     (d) the following terms have the meanings assigned to them in this Section 1.1(d); and

     "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof

     "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

     "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New
York) are permitted or required by any applicable law to close.

     "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Code" has the meaning specified in Section 6.1 hereof.

     "Collateral" has the meaning specified in Section 2.1 hereof.

     "Collateral Account" means the securities account (number )maintained with the Collateral Agent in the name "The Chase Manhattan Bank, as Purchase Contract Agent on behalf of the holders of certain securities of Duke Energy Corporation, Collateral Account subject to the security interest of Bank One Trust Company, N.A., as Collateral Agent, for the benefit of Duke Energy Corporation, as pledgee" and any successor account. "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

     "Common Stock" has the meaning specified in the Recitals.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

     "Custodial Agent" has the meaning specified in the first paragraph of this instrument.

     "Duke Capital" has the meaning specified in the Recitals.

     "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US $200 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or any of its Affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to VP "P-I" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's, which may include such money market funds offered, managed, administered or serviced by the Collateral Agent or any of its Affiliates.

     "Person" and "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge" has the meaning specified in Section 2.1 hereof.

     "Pledged Senior Notes" has the meaning specified in Section 2.1 hereof

     "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof

     "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

     "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, maturity, collection or disposition of the Collateral or any proceeds thereof.

     "Purchase Contract" has the meaning specified in the Recitals.

     "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

     "Purchase Contract Agreement" has the meaning specified in the Recitals.

     "Purchase Contract Settlement Date" has the meaning specified in the Recitals.

     "Securities" has the meaning specified in the Recitals.

     "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

     "Security Entitlement" has the meaning set forth in Section 8-102(a)(I 7) of the Code.

     "Senior Notes" has the meaning specified in the Recitals.

     "Senior Note Trustee" means The Chase Manhattan Bank, a New York banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

     "Separate Senior Notes" means any Senior Notes that are not Pledged Senior Notes.

     "Stated Amount" has the meaning specified in the Recitals.

     "Supplemental Remarketing Agreement" means the Supplemental Remarketing Agreement, as defined in the Remarketing Agreement.

     "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

     "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

     "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

     "Transfer" means, except as otherwise expressly provided herein, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

          (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

          (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501 (a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the Securities Intermediary shall be the securities intermediary and the securities account shall be the Collateral Account.

     "Treasury Securities" has the meaning specified in the Recitals.

     "Value" with respect to any item of Collateral on any date means, as to (i) a Senior Note, the principal amount thereof, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity.

                                   ARTICLE II
                         PLEDGE; CONTROL AND PERFECTION

     SECTION 2.1. The Pledge. (a) The Holders from time to time as beneficial owners of the Collateral (as defined below) acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as nominal owner of the Collateral, each hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders (a) in the Senior Notes constituting a part of the Corporate Units and any Treasury Securities delivered in exchange for any Senior Notes (or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio), any Senior Notes (or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio) delivered in exchange for any Treasury Securities, in accordance with Article IV hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in payments made by Holders pursuant to Section 4.4; (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the Treasury Portfolio purchased on behalf of the Holders of Corporate Units by the Collateral Agent upon the occurrence of a Successful Initial Remarketing or a Tax Event Redemption as provided in Article VI, or otherwise, and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

     Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Securities, shall cause the Senior Notes comprising a part of the Corporate Units to be Transferred to the Collateral Agent for the benefit of the Company. Such Senior Notes shall be Transferred by physically delivering such Senior Notes to the Securities Intermediary indorsed in blank (or accompanied by a stock or bond power indorsed in blank) and causing the Securities Intermediary to credit the Collateral Account with such Senior Notes such that security entitlements with respect to such Senior Notes are credited to the Collateral Account. In the event a Holder of Corporate Units so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company as provided in
Section 4.1 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with an aggregate principal amount equal to the aggregate principal amount of the Treasury Securities so Transferred, in the case of Senior Notes, or with an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio equal to the aggregate principal amount of the Treasury Securities so Transferred, in the event that a Successful Initial Remarketing or a Tax Event Redemption has occurred, to the Purchase Contract Agent on behalf of such Holder. In the event that a Holder of Treasury Units so elects, such Holder may Transfer Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio to the Collateral Agent for the benefit of the Company as provided in Section 4.2 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Treasury Securities with an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury
Portfolio so transferred to the Purchase Contract Agent on behalf of such Holder. Treasury Securities and the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or appropriate Applicable Ownership Interest of the Treasury Portfolio, has been credited to the Collateral Account.

     (b) For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the

Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Senior Notes or Treasury Securities subject to the Pledge, excluding any Senior Notes that are delivered pursuant to Section
6.2 hereof or Senior Notes or Treasury Securities released from the Pledge as provided in Article IV hereof, are hereinafter referred to as "Pledged Senior Notes" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Senior Notes or any other securities held in physical form in its name.

     Except as may be required in order to release Senior Notes in connection with a Holder's election to convert its investment from a Corporate Unit to a Treasury Unit, or except as otherwise required to release Senior Notes as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Senior Note prior to the termination of this Agreement, except Senior Notes may be held in any clearing corporation in an account including only assets of customers of the Collateral Agent or Securities Intermediary. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Senior Notes evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Senior Notes remaining subject to the Pledge hereunder registered to it or indorsed in blank (or accompanied by a stock or bond power indorsed in blank) within fifteen days of the date it relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

     SECTION 2.2. Control and Perfection. (a) In connection with the Pledge granted in Section 2. 1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent each hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Senior Notes, the Treasury Securities, the Treasury Portfolio, and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

     (b) The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another collateral account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Senior Notes, the Treasury Portfolio or Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

     (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

     (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

     (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorneys-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

                                   ARTICLE III
                       DISTRIBUTIONS ON PLEDGED COLLATERAL

     So long as the Purchase Contract Agent is the registered owner of the Pledged Senior Notes, it shall receive all payments thereon. If the Pledged Senior Notes are reregistered, such that the Collateral Agent becomes the registered holder, all payments of principal on the Pledged Senior Notes or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, or interest payments on the Pledged Senior Notes or on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

          (i) in the case of (A) interest payments with respect to the Pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of principal or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio with respect to any Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.1 or 4.3 hereof, to the relevant Holders of Securities, to the accounts designated by them in writing for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

          (ii) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to
     Section 4.2 or 4.3 hereof, to the Holders of the Treasury Units, to the accounts designated by them in writing for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

          (iii) in the case of payments of the Proceeds of any Pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or the Proceeds of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date to the extent of the Purchase Price in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and, to the extent such Proceeds exceed the Purchase Price, to the Purchase Contract Agent for the benefit of the Holders.

All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the principal amount of the Senior Note or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) on account of any Pledged Senior Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, that, at the time of such payment, is subject to the Pledge, or a Holder of a Treasury Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                   ARTICLE IV
                       SUBSTITUTION, RELEASE, REPLEDGE AND
                           SETTLEMENT OF SENIOR NOTES

     SECTION 4.1. Substitution for Senior Notes and the Creation of Treasury Units. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has occurred), a Holder of Corporate Units shall have the right to substitute Treasury Securities for the Pledged Senior Notes (or, if a Tax Event Redemption or a Successful Initial Remarketing has occurred, for the appropriate Applicable Ownership Interest in the Treasury Portfolio) securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Corporate Units in integral multiples of 40 Corporate Units by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the aggregate principal amount of the Pledged Senior Notes (or appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) in the Treasury Portfolio as the case may be), to be released and transferring the related Corporate Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred the relevant Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, related to such Corporate Units. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders of Corporate Units may make such substitution only in integral multiples of [ ] Corporate Units at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of Treasury Securities from a Holder of Corporate Units and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and shall promptly Transfer to the securities account specified by the Purchase Contract Agent such Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1,
Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

     SECTION 4.2. Substitution of Treasury Securities and the Recreation of Corporate Units. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has occurred), a Holder of Treasury Units shall have the right to recreate Corporate Units in integral multiples of 40 Corporate Units by (a) Transferring to the Collateral Agent
Senior Notes having a Value equal to the Value of the Pledged Treasury Securities to be released (or the appropriate Applicable Ownership Interest of the Treasury Portfolio with the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) having Value equal to the Value of the Pledged Treasury Securities to be released) and (b) delivering the related Treasury Units to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred the relevant amount of Senior Notes (or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be) to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities underlying such Treasury Units. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders of Treasury Units may make such substitution only in integral multiples of [ ] Treasury Units, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of the Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities having a corresponding aggregate principal amount from the Pledge and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

     SECTION 4.3. Termination Event. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Senior Notes (or the Applicable Ownership Interest of the Treasury Portfolio if a Tax Event
Redemption or a Successful Initial Remarketing has occurred) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Corporate Units and the Treasury Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

     If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Senior Notes, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use reasonable efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Senior Notes, the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Senior Notes, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

     SECTION 4.4. Cash  Settlement.  (a) Upon receipt by the Collateral Agent of
(i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of such notice that a Holder of a Corporate Unit has elected, in accordance with the procedures specified in Section 5.4(a)(i) of the Purchase Contract Agreement to settle its Purchase Contract with Cash and (ii) payment of the amount required to settle such Purchase Contract by such Holder on or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, at the written direction of the Company, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received and any funds so wired, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holders.

     (b) If a Holder of a Corporate Unit (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with
Section 5.4(a)(i) of the Purchase Contract Agreement, such failure shall constitute an event of default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to the remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, which is incorporated herein by reference. If a Holder of a Corporate Unit does notify the Purchase Contract Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, the Pledged Senior Notes of such a Holder shall be remarketed in accordance with the Remarketing

Agreement. In addition, in the event of a Failed Secondary Remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, such Failed Secondary Remarketing shall constitute an additional event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Pledged Senior Notes at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

     SECTION 4.5. Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio in the case of a Holder of Corporate Units or (b) Pledged Treasury Securities in the case of a Holder of Treasury Units, as the case may be, in each case with an aggregate principal amount, as the case may be, equal to the product of (i) the Stated Amount times
(ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Senior Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Pledged Treasury Securities, as the case maybe, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holders.

     SECTION 4.6. Application of Proceeds, Settlement. (a) In the event a Holder of Corporate Units (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent (with a copy to the Collateral Agent) in the manner provided for in paragraph 5.4(a)(i) in the Purchase Contract Agreement and has not made an Early Settlement of the Purchase Contracts underlying its Corporate Units, such Holder shall be deemed to have irrevocably elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Senior Notes. The Collateral Agent shall, by 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Corporate Units, present the related Pledged Senior Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Senior Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Supplemental Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Senior Notes on the Secondary Remarketing Date at a price of approximately 100.5% (but not less than 100%) of the aggregate Value of such Pledged Senior Notes. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate Value of the remarketed Pledged Senior Notes from any amount of such Proceeds in excess of the aggregate Value of the remarketed Pledged Senior Notes, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value of such remarketed Pledged Senior Notes to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be remitted by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Senior Notes of such Holders of Corporate Units at a price not less than 100% of the aggregate Value of such Pledged Senior Notes or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, thus resulting in a Failed Secondary Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Senior Notes in accordance with applicable law and any such disposition or retention shall be deemed to be satisfaction in full of any such Holder's obligation to pay the Purchase Price for the Common Stock.

     (b) In the event a Holder of Treasury Units or Corporate Units (if a Tax Event Redemption or a Successful Initial Remarketing has occurred) has not made an Early Settlement of the Purchase Contracts underlying its Treasury Units or Corporate Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, invest the Cash proceeds of the maturing Pledged Treasury Securities or the maturing appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in overnight Permitted Investments of the type specified in clause (v) of the definition of "Permitted Investments," unless it received other instructions from the Company prior to 10 a.m. New York City time. The Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date, whether or not the Collateral Agent receives an instruction from any Holder of Treasury Units or Corporate Units, to so apply such Proceeds.

     In the event the sum of the Proceeds from the related Pledged Treasury Securities or appropriate Applicable Ownership Interest (as defined in clause
(A) of the definition of such term) of the Treasury Portfolio, as the case may be, and the investment earnings from the investment in overnight Permitted
Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall remit such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

     (c) Pursuant to the Remarketing Agreement and subject to the terms of the Supplemental Remarketing Agreement, on or prior to the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, but no earlier than the Payment Date immediately preceding such date, holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed by delivering their Separate Senior Notes, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent shall hold such Separate Senior Notes in an account separate from the Collateral Account. A holder of Separate Senior Notes electing to have its

Separate Senior Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, upon which notice the Custodial Agent shall return such Separate Senior Notes to such holder. On the Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, the Custodial Agent shall notify the Remarketing Agent, the Company and Duke Capital of the aggregate principal amount of the separate Senior Notes to be remarketed and will deliver to the Remarketing Agent for remarketing all Separate Senior Notes delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. After deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds for the benefit of such holders. In the event of a Failed Initial Remarketing or a Failed Secondary Remarketing, as applicable, the Remarketing Agent will promptly return such Separate Senior Notes to the Custodial Agent for redelivery to such holders.

     The Purchase Contract Agent, on behalf of itself and the Holders acknowledges and irrevocably agrees that any remarketing of the Senior Notes on the Initial Remarketing Date or the Secondary Remarketing Date shall not constitute a foreclosure of the Pledge of or other exercise of default remedies with respect to the Senior Notes within the meaning of the Code, but rather shall constitute a voluntary sale of the Senior Notes by and on behalf of the Holders and the Purchase Contract Agent.

                                   ARTICLE V
                          VOTING RIGHTS - SENIOR NOTES

     SECTION 5.1. Voting Rights - Senior Notes. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Senior Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Senior Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Senior Notes, including notice of any meeting at which holders of Senior Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Senior Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Senior Notes.

                                   ARTICLE VI
                    RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

     SECTION 6.1. Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not, to the extent permitted by law, the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) cancellation or retention of the Pledged Senior Notes or other Collateral in full satisfaction of the Holders' obligations under their respective Purchase Contracts or (ii) sale of the Pledged Senior Notes or other Collateral in one or more public or private sales.

     (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or on account of principal payments of any Pledged Treasury Securities as provided in Article 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

     (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) principal and interest on the Pledged Senior Notes, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject, in each case, to the provisions of Article 3, and as otherwise granted herein.

     (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Securities, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any

Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

     SECTION 6.2. Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to the Pledged Senior Notes shall be delivered to the Collateral Agent by the Senior Note Trustee on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Senior Notes. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount, out of such Redemption Price, equal to the aggregate Redemption Amount with respect to the Pledged Senior Notes to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Senior Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Senior Notes as provided in Articles 2, 3, 4, 5 and 6, and any reference herein to the Senior Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Senior Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

     SECTION 6.3. Initial Remarketing. The Collateral Agent shall, by 11:00 a.m., New York City time, on the fourth Business Day immediately preceding [ ] , 2004, without any instruction from any Holder of Corporate Units, present the related Pledged Senior Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Senior Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Supplemental Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Senior Notes on the Initial Remarketing Date at a price of approximately 100.5% (but not less than 100%) of the Treasury Portfolio Purchase Price. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the Treasury Portfolio Purchase Price from any amount of such Proceeds in excess of the Treasury Portfolio Purchase Price, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Senior Notes. In the event the Collateral Agent receives such Proceeds, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Senior Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Senior Notes as provided in Articles 2, 3, 4, 5 and 6, and any reference herein to the Senior Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Senior Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

     SECTION 6.4. Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

     SECTION 7.1. Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

     (a) such Holder has the power to grant a security interest in and lien on the Collateral;

     (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 2 hereof;

     (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein; and

     (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

     SECTION 7.2. Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

     (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

     (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

                                  ARTICLE VIII
                              THE COLLATERAL AGENT

     It is hereby agreed as follows:

     SECTION 8.1. Appointment, Powers and Immunities. The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement beyond the specific terms hereof, (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder; and (f) shall not be responsible for the acts or omissions of any clearing corporation with whom collateral is deposited. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

     No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

     SECTION 8.2. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

     SECTION 8.3. Reliance. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, facsimile, e-mail or similar electronic means) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon the advice of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

     SECTION  8.4.  Rights  in  other  Capacities.  The  Collateral  Agent,  the
Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Securities and any holder of separate Senior Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Securities or any holder of separate Senior Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall be segregated or the books and records of the Collateral Agent and not commingled with any other assets of any such Person.

     SECTION 8.5. Non-Reliance. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract

Agent or any Holder of Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Securities or any holder of separate Senior Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

     SECTION 8.6. Compensation and Indemnity. The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim or if the Company so elects to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 8.7. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent or the Custodial Agent, as the case maybe, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable expense which the Collateral Agent or the Custodial Agent, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or negligence. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     SECTION 8.8. Resignation and Removal. Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below, (a) the Collateral Agent, the Custodial Agent and the Securities Intermediary may resign at any time by giving 45 days' prior notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, the Custodial Agent or Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. Any resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall become effective only upon acceptance of appointment by its successor. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) above. Upon any such resignation or removal, the Company shall have the right and shall exercise commercially reasonable efforts to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case maybe, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary
hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary. The Company shall give the Purchase Contract Agent prompt notice of the appointment of any successor to the Collateral Agent, the Custodial Agent or the Securities Intermediary.

     SECTION 8.9. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 8.10. Survival. The provisions of this Article 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

     SECTION 8.11. Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                              ARTICLE IX AMENDMENT

     SECTION 9.1. Amendment Without Consent of Holders. Without the consent of any Holders or the holders of any Separate Senior Notes, the Company when authorized by or pursuant to a Board Resolution, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

     (c) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

     (d) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders in any material respect.

     SECTION 9.2. Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when authorized by or pursuant to a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (a) change the amount or type of Collateral underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

     (b) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto;

     (c) reduce the amount payable or distributable to Holders upon the remarketing of Senior Notes; or

     (d) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

If any amendment referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders shall be entitled to vote on the amendment and the amendment shall not be effective except with the consent of the Holders of not less than a majority or each of the affected Holders, as applicable, of the relevant class. It shall not be necessary for any Act of Holders under this Article 9 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be provided and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. All amendments must be in writing, signed by all parties to this Agreement.

     SECTION 9.4. Effect of Amendments. Upon the execution of any amendment under this Article 9, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

     SECTION 9.5. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article 9 may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase
Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement and without charge or expense to Holders in exchange for Outstanding Security Certificates.

                                   ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1. No Waiver. To the extent permitted by law, no failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. To the extent permitted by law, the remedies herein are cumulative and are not exclusive of any remedies provided by law.

     SECTION 10.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Notwithstanding any provisions of any account agreement or any other agreement to the contrary, the collateral account and all other agreements relating thereto (including any related account agreement) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions that would require the application of any other law (other than
Section 5-1401 of the General Obligations Law of the State of New York). This is intended to be "an agreement" within the meaning of Section 8-1 10(e) of the Code, and the State of New York shall be the Securities Intermediary's jurisdiction for the purposes of the Code. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, as well as to trial by jury.

     SECTION 10.3. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

     SECTION 10.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 10.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remaining full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or, unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Expenses, etc. The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

     SECTION 10.8. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

     (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        DUKE ENERGY CORPORATION


                                        By:
                                           ----------------------
                                               Name:  [ ]
                                               Title: [ ]



                                        Address for Notices:

                                        Duke Energy Corporation
                                        526 South Church Street
                                        Charlotte, North Carolina 28202
                                        Attention:  Chief Financial Officer
                                        Telecopy:


                                        THE CHASE MANHATTAN BANK,
                                        as Purchase Contract Agent
                                        and as attorney-in-fact of the Holders
                                        from time to time of the Securities


                                        By:
                                           ----------------------
                                               Name:
                                               Title:

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                        450 West 33rd Street,
                                        New York, NY 10001
                                        Attention:  Institutional Trust Services
                                        Telecopy:  (212) 946-8159

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        DUKE ENERGY CORPORATION


                                        By:
                                           ----------------------
                                               Name:
                                               Title:

                                        Address for Notices:

                                        Duke Energy Corporation
                                        526 South Church Street
                                        Charlotte, North Carolina 28202
                                        Attention: Chief Financial Officer
                                        Telecopy:


                                        THE CHASE MANHATTAN BANK,
                                         as Purchase Contract Agent and
                                        as attorney-in-fact of the Holders from
                                        time to time of the Securities


                                        By:
                                              ----------------------
                                               Name:  [ ]
                                               Title: [ ]

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                        450 West 33 Street,
                                        New York, NY 10001
                                        Attention: Institutional Trust Services
                                        Telecopy: (212) 946-8159

                                        BANK ONE TRUST COMPANY, N.A.,
                                        as Collateral Agent, Custodial Agent
                                        and as Securities Intermediary


                                        By:
                                               ----------------------
                                               Name:
                                               Title:

                                        Address for Notices:

                                        Bank One Trust Company, N.A.
                                        One North State Street, 9th
                                        Floor Chicago, Illinois 60602

                                        Attention: Corporate Trust
                                        Services Division
                                        Telecopy: (312) 407-1708

                                                                       EXHIBIT A

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT

Bank One Trust Company, N.A.
One North State Street, 9th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Services Division

     Re: Duke Energy Corporation (the "Company")

     We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of November [ ], 2001, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Corporate Units, Series B] [Treasury Units, Series B] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute $_______ [aggregate principal amount of Treasury
Securities] [aggregate principal amount of Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Corporate Units, Series B] [Treasury Units, Series B] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:                                   The Chase Manhattan Bank,
     ---------------
                                        By:
                                           ---------------
                                        Name:
                                        Title:
                                        Signature Guarantee:
                                                              -------------

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Social Security or other Taxpayer Identification Number, if any

                                                                       EXHIBIT B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

The Chase Manhattan Bank
450 West 33d Street,
New York, NY 10001
Attention: Institutional Trust Services

     Re: Equity Units, Series B of Duke Energy Corporation (the "Company")

     The undersigned Holder hereby notifies you that it has delivered to Bank One Trust Company, N.A., as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities] [$_______ aggregate principal amount of Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, the case may be,] in exchange for an equal Value of [Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1][4.2] of the Pledge Agreement, dated November [ ], 2001 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units, Series B] [Treasury Units, Series B]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Dated:
      ----------
                                               ---------------------------------
                                               Signature

                                               Signature Guarantee:
                                                                   -------------

Please print name and address of Registered Holder:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Social Security or other Taxpayer Identification Number, if any

                                                                       EXHIBIT C

              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

Bank One Trust Company, N.A.
One North State Street, 9th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Services Division

     Re: Senior Notes of Duke Capital Corporation (the "Company")

     The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of November [ ], 2001 (the "Pledge Agreement"), among Duke Energy Corporation, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units, Series B and Treasury Units, Series B from time to time, that the undersigned elects to deliver $_____ aggregate principal amount of Senior Notes for delivery to the Remarketing Agent on the Business Day immediately preceding the [Initial Remarketing Date] [Secondary Remarketing Date] for remarketing pursuant to
Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Senior Notes tendered hereby.

     The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of a Failed [Initial] [Secondary] Remarketing, upon receipt of the Senior Notes tendered herewith from the Remarketing Agent, to deliver the Senior Notes to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

     With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Senior Notes tendered hereby and that the undersigned is the record owner of any Senior Notes tendered herewith in physical form or a participant in The Depositary Trust Company ("DTC") and the beneficial owner of any Senior Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
      --------------
                                        ----------------------------------------
                                        By:
                                        Name:
                                        Title:
                                        Signature Guarantee:
                                                             -------------------

Please print name and address:

--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Social Security or other Taxpayer Identification Number, if any

--------------------------------------------------------------------------------
                            A. PAYMENT INSTRUCTIONS
================================================================================

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

                                     Name(s)


--------------------------------------------------------------------------------
                                 (Please Print)


                                     Address


--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   (Zip Code)


--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            B. DELIVERY INSTRUCTIONS
================================================================================

In the event of a failed remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

                                     Name(s)


--------------------------------------------------------------------------------
                                 (Please Print)


                                     Address


--------------------------------------------------------------------------------
                                 (Please Print)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   (Zip Code)


--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)

In the event of a failed remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depositary Trust Company set forth below.

                        --------------------------------
                               DTC Account Number

                             Name of Account Party:
                                                   -----------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D

                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING

Bank One Trust Company, N.A.
One North State Street, 9th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Services Division


     Re: Senior Notes of Duke Capital Corporation

     The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of November [ ], 2001 (the "Pledge Agreement") among the Duke Energy Corporation, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Chase Manhattan Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units, Series B and Treasury Units, Series B from time to time, that the undersigned elects to withdraw the $_________ aggregate principal amount of Senior Notes delivered to the Custodial Agent on _________, ____ for remarketing pursuant to
Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Senior Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     -------------                      ----------------------------------------
                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        Signature Guarantee:
                                                            --------------------

Please print name and address:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Social Security or other Taxpayer Identification Number, if any